UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN		55344
(Address of principal executive offices)		(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On October 31, 2006, a party identifying itself as a shareholder of the Company filed a derivative shareholder suit against us and certain of our current and former officers and directors in the U.S. District Court for the District of Minnesota. The action made general allegations regarding our purported stock option practices and on that basis asserted claims for violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, Sections 14(a) and 20(a) of the Exchange Act, breach of the fiduciary duties of loyalty and good faith, an accounting, unjust enrichment and rescission. On November 17, 2006, we filed a motion to dismiss the action in its entirety. On December 22, 2006, rather than opposing this motion to dismiss, plaintiff filed a motion for voluntary dismissal of the case. On January 3, 2007, the Court entered an order granting plaintiff’s motion for voluntary dismissal without prejudice.
     On February 6, 2007, this shareholder filed a complaint in the Court of Chancery of the State of Delaware. The complaint sought an order pursuant to Section 220 of the Delaware General Corporation Law permitting plaintiff to inspect and make copies and extracts of certain of our books and records. On June 13, 2007, the Chancery Court granted the parties’ Stipulation and Order of Dismissal which dismissed the action with prejudice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: June 14, 2007	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer